SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                       Date of Report:  February 4, 1999



                             MIDDLESEX WATER COMPANY
            (Exact name of registrant as specified in its charter)



         NEW JERSEY                      0-422                22-1114430
(State or other jurisdiction of       (Commission         (I.R.S. Employer
incorporation or organization)         File Number)       Identification No.)



           1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830 (Address of principal executive offices, including zip code)




                                 (732) 634-1500
               (Registrant's telephone number, including area code)

MIDDLESEX WATER COMPANY


Item 5.       Other Events


The Company has completed a transaction that includes a 20-year contract with the City of Perth Amboy (the "City") for operation, maintenance and management services for the City's Water System and Wastewater System and a financing related to the contract. In the financing the Middlesex County Improvement Authority (the "Authority") issued three series of bonds totaling approximately $ 68 million, with the Company being the guarantor on one of the series in the principal amount of approximately $ 26 million.

Under the contract the Company, through its newly-formed subsidiary Utility Service Affiliates (Perth Amboy) Inc. ("USA-PA"), will operate and manage the City's water and sewer utilities and pay the City concession fees of $4.5 million annually for the first five years of the contract and $1.1 million for the remaining 15 years. USA-PA is to be paid fees ranging from $6.4 million in the first year to $9.7 million in the final year of the contract. The City and USA-PA will generally share equally in new revenues generated.

USA-PA has entered into a subcontract with an unaffiliated entity that will operate and manage the wastewater system. USA-PA will make $18 million in capital improvements using funds obtained from the Authority.

                                    SIGNATURE






Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       MIDDLESEX WATER COMPANY
                                            (Registrant)






Date: February 4, 1999            /s/Marion F. Reynolds/
                                     Marion F. Reynolds
                                     Vice President, Secretary and Treasurer